Exhibit 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report on Form 10-K of Holley Inc. (the “Company”) for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (the “Report”), Dominic Bardos, Chief Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dominic Bardos
Dominic Bardos
Chief Financial Officer

March 15, 2022

A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.